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                                                                   EXHIBIT 99-28

                              REMARKETING AGREEMENT


         REMARKETING AGREEMENT, dated as of           (the "Remarketing
Agreement"), among The Detroit Edison Company, a Michigan corporation (the
"Company"), and                                   ( the "Remarketing Agents" and
individually, a "Remarketing Agent").

         WHEREAS, the Company has issued $ aggregate principal amount of its
Remarketed Secured Notes,        Series Due         (the "Notes"), pursuant to
an Indenture, dated as of June 30, 1993, as supplemented and as further
supplemented by the                Supplemental Indenture, dated as of
(the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Trustee"), secured by bonds (the "Pledged Bond") issued from time to time under a Mortgage and Deed of Trust, dated as of October 1, 1924, as amended and supplemented by various supplemental indentures (the "Mortgage"), pledged by the Company to the Trustee under the Indenture; and

         WHEREAS, the Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No.333-
) under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the offering of Debt Securities, including the Notes, and the Special Mandatory Repurchase Right, which registration statement was declared effective
by order of the Commission on           and, has filed such amendments thereto,
such amended prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such additional amended prospectuses as may hereafter be required (such registration statement and any amendments thereto including any prospectus relating to the offering of Notes by the Company constituting a part thereof, and all documents incorporated therein by reference, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1933 Act, or otherwise, are referred to herein as the "Registration Statement" and the "Prospectus", respectively, except that if any revised prospectus shall be provided to the Remarketing Agents by the Company for use in connection with the remarketing of the Notes which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the rules and regulationsunder the 1933 Act (the "Regulations")), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Remarketing Agents for such use; and

         WHEREAS, the Company has requested each of to act as its Remarketing Agent with respect to the Notes and as such from time to time under this Agreement for the purpose of (i) setting the interest rate or rates and the Spread (if any) and/or Spread Multiplier (if any) for such Notes, (ii) setting the Interest Rate Period in certain circumstances, (iii) remarketing such Notes from time to time on behalf of the Beneficial Owners thereof and (iv) accepting tendered Notes for remarketing and receiving payment of the purchase price for Notes subject to remarketing and paying Beneficial Owners on whose behalf such Notes were remarketed; and
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         WHEREAS, each of the Remarketing Agents is willing to assume such duties on the terms and conditions expressly set forth herein;

         NOW, THEREFORE, for and in consideration of the covenants herein made, and subject to the conditions herein set forth, the parties hereto agree as follows:

         Section 1. Definitions. Capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Indenture.

         Section 2. Representations and Warranties. The Company represents and warrants to each of the Remarketing Agents as of the date hereof, and as of each date that a prospectus is required to be delivered with respect to a remarketing (each such date being hereinafter referred to as a "Representation Date"), as follows:

         (a) The Registration Statement and the Prospectus, at the time the Registration Statement became effective and as of the applicable Representation Date, complied in all material respects with the requirements of the 1933 Act and the Regulations. The Registration Statement, at the time the Registration Statement became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the time the Registration Statement became effective, as of the date hereof and as of the applicable Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Remarketing Agents by the Company for use in connection with the offering or the remarketing of Notes which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective, in which case at the time it is first provided to the Remarketing Agents for such use), did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Remarketing Agent expressly for use in the Registration Statement or Prospectus.

         (b) The consolidated financial statements included or incorporated by reference in the Registration Statement and Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of their operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein; and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

         (c) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto became or become effective, did not and will not contain

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an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

         (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

         (e) The Michigan Public Service Commission has authorized the issuance and sale of the Notes and the issuance and pledge of the Pledged Bond; and, other than approvals that may be required under state securities laws, no other approval of any regulatory public body, state or federal, is necessary in connection with the issuance and sale of the Notes or the issuance and pledge of the Pledged Bond.

         (f) The Company is not a "holding company" but is an "affiliate" of a "holding company" (within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act")), which holding company is exempt from the provisions of the 1935 Act, other than Section 9(a)(2) thereof, pursuant to
Section 3(a)(2) thereof..

         Section 3. Covenants of the Company. The Company covenants with each of the Remarketing Agents as follows:

         (a) If at any time when the Prospectus is required by the 1933 Act to be delivered in connection with remarketings of any of the Notes any event shall occur or condition exist as a result of which it is necessary, in the view of the applicable Remarketing Agent or counsel for the Company, to further amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of circumstances existing at the time it is delivered to a purchaser or if it shall be necessary, in the view of such counsel or the applicable Remarketing Agent, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the Regulations, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements.

         (b) If a Prospectus is required by the 1933 Act to be delivered in connection with a remarketing, the Company will make generally available to its security holders as soon as practicable thereafter, but not later than 90 days after the close of the period covered thereby, earning statements (in form complying with the provisions of Rule 158 under the 1933 Act) covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule
158) of the Registration Statement relating to the Notes.

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         (c)  The Company will give each of the Remarketing Agents notice immediately upon the filing of any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (excluding any pricing supplement or prospectus supplement prepared solely for and used in connection with the offer and sale of notes or other securities other than the Notes sold by, through or to the Remarketing Agents, but otherwise including any revised prospectus which the Company proposes for use by the Remarketing Agents in connection with the remarketing of the Notes which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Regulations), whether pursuant to the 1934 Act, the 1933 Act or otherwise, will furnish the Remarketing Agents with copies of any such amendment or supplement or other documents as soon as practicable after any such filing and a reasonable time in advance of any such use.

         (d)  The Company will notify each of the Remarketing Agents immediately
(i) of the effectiveness of any amendment to the Registration Statement (excluding any pricing supplement or prospectus supplement prepared solely for and used in connection with the offer and sale of notes or other securities other than the Notes sold by, through or to the Remarketing Agents), (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus (excluding any pricing supplement or prospectus supplement prepared solely for and used in connection with the offer and sale of notes or other securities other than the Notes sold by, through or to the Remarketing Agents) or any document to be filed pursuant to the 1934 Act, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus (excluding any pricing supplement or prospectus supplement prepared solely for and used in connection with the offer and sale of notes or other securities other than the Notes sold by, through or to the Remarketing Agents), (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (e) The Company will deliver to each of the Remarketing Agents one signed and as many conformed copies of each amendment to the Registration Statement relating to the Notes as originally filed with the Commission (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as each of the Remarketing Agents may reasonably request.

         (f) The Company will endeavor, in cooperation with the Remarketing Agents, to maintain the qualification of the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Remarketing Agents have designated, and will maintain such qualifications in effect for as long as may be required for remarketings of the Notes. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

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         (g)  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

         (h) Each time that a Prospectus is required to be delivered under the 1933 Act in c onnection with a remarketing, the Company shall cause , or such other nationally recognized accounting firm acting as accountants for the Company, forthwith to furnish the applicable Remarketing Agent a letter in form satisfactory to such Remarketing Agent and consistent with applicable auditing standards with respect to the financial information set forth therein.

         (i) Each time that the Company is required to provide a Remarketing Agent with the letter referred to in Section 3(h) hereof, the Company shall furnish or cause to be furnished to such Remarketing Agent forthwith (i) a certificate in form satisfactory to such Remarketing Agent to the effect that the representations and warranties contained in this Agreement are true and correct at the time such letter is provided, as though made at and as of such time and (ii) opinions of counsel in the form delivered pursuant to the Distribution Agreement (as defined below).

         (j) The Company will provide notice to the applicable Remarketing Agent of any change in Interest Rate Modes, as provided in the Indenture.

         (k) The Company will provide prompt notice to the Remarketing Agents of any notification by a rating agency with regard to the ratings of any securities of the Company.

         (l) The Company will provide the applicable Remarketing Agent not less than ten (10) days prior notice (which may be waived by the applicable Remarketing Agent) of (i) the conversion from one Interest Rate Mode to any other Interest Rate Mode or (ii) the establishment of a Long Term Rate Period.

         Section 4. Appointment and Obligations of the Remarketing Agents. (a) The Company hereby appoints each of _________________, _________________ and
______________________, and _______________, _____________ and _____________
hereby accept their respective appointments, as the exclusive Remarketing Agents with respect to $_______________, $____________ and $________________ principal amount of the Notes, respectively, for the purpose of (i) setting the interest rate or rates and the Spread (if any) and/or Spread Multiplier (if any) for such Notes, (ii) setting the Interest Rate Period in certain circumstances, (iii) remarketing such Notes from time to time on behalf of the Beneficial Owners thereof and (iv) accepting such tendered Notes for remarketing and receiving payment of the purchase price for such Notes subject to remarketing and paying Beneficial Owners on whose behalf such Notes were remarketed. In addition, for purposes of facilitating the remarketing arrangements provided for herein, each Remarketing Agent hereby agrees to act as standby Remarketing Agent for the other Remarketing Agents (each, a "Standby Remarketing Agent"). In the event that a Remarketing Agent is not able to remarket Notes on any Interest Rate Adjustment Date, then each applicable Standby Remarketing Agent shall use its best efforts to assist in the remarketing of such Notes. Any duty to provide notification by a Remarketing Agent to the Company, the Trustee or the Liquidity Provider hereunder shall be solely the

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responsibility of such Remarketing Agent and not that of any Standby Remarketing
Agent. The Company reserves the right to appoint or replace any Standby Remarketing Agent at any time. Unless otherwise specified herein, each Standby Remarketing Agent shall have all of the rights, privileges and benefits of a Remarketing Agent as fully as though named as such herein for the period it is acting as such Standby Remarketing Agent.

         (b) The applicable Remarketing Agent agrees to (i) use its reasonable efforts to set the interest rate and the Spread (if any) and/or the Spread Multiplier (if any) for each Note in the Interest Rate Mode selected by the Company, which rate shall be the lowest rate necessary in the judgment of such Remarketing Agent to remarket such Note on such date of determination at a price equal to 100% of the principal amount thereof, (ii) notify the Company and the Trustee promptly of such interest rate and the Spread (if any) and the Spread Multiplier (if any) for such Note and, the next Interest Rate Period for such Note, (iii) use its reasonable efforts to remarket each Note tendered to such Remarketing Agent in remarketings held from time to time and (iv) accept tendered Notes for remarketing and receive payment of the purchase price for Notes subject to remarketing and pay Beneficial Owners on whose behalf such Notes were remarketed. Each Remarketing Agent will advise the Company of indicative rates from time to time, or at any time upon the request of the Company, prior to determining the interest rate, Spread or Spread Multiplier, as the case may be.

         (c) It is expressly understood and agreed by the parties hereto that the obligations of each Remarketing Agent hereunder with respect to the Notes to be remarketed by such Remarketing Agent are conditioned on the issuance and delivery of such Notes pursuant to the terms and conditions of the Distribution
Agreement, dated                                (the "Distribution Agreement"),
between the Company and . It is further expressly understood and agreed by and between the parties hereto that a Remarketing Agent shall not be obligated to set the interest rate or the Spread or Spread Multiplier on any Notes or to remarket any Notes or perform any of the other duties set forth herein at any time that any of the conditions set forth in clause (a) or (b) of Section 9 hereof shall not have been fully and completely met to the satisfaction of such Remarketing Agent or at any time any of the events set forth in clause (c) of
Section 9 hereof shall have occurred.

         (d) By 11:00 a.m., New York City time (or 9:30 a.m., New York City time, in the case of any Note in the Daily Interest Rate Mode), on the Interest Rate Adjustment Date for any Notes, the applicable Remarketing Agent will determine the interest rate for such Notes being remarketed to the nearest one hundred-thousandth (0.00001) of one percent per annum for the next Interest Rate Period; provided, that between 11:00 a.m., New York City time and 11:50 a.m., New York City time, the Remarketing Agent and Standby Remarketing Agents shall use their reasonable efforts to determine the interest rate for any Notes not successfully remarketed as of 11:00 a.m., New York City time. For such purpose, any Standby Remarketing Agent shall immediately notify such Remarketing Agent of the principal amount of Notes that such Standby Remarketing Agent is able to remarket at a price equal to 100% of the principal amount thereof plus accrued interest, if any, on such date. In determining the applicable interest rate for such Notes and other terms, such Remarketing Agent and, if applicable, the Standby Remarketing Agents will, after taking into account market conditions as reflected in the prevailing yields on fixed and variable rate taxable debt securities, (i) consider the principal amount of the Notes

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tendered or to be tendered on such date and the principal amount of such Notes prospective purchasers are or may be willing to purchase and (ii) contact, by telephone or otherwise, prospective purchasers and ascertain the interest rates or the Spread or Spread Multiplier therefor at which they would be willing to hold or purchase such Notes.

         (e) By 12:30 p.m., New York City time, on the Interest Rate Adjustment Date for a Note, the applicable Remarketing Agent will notify the Company and the Trustee in writing (which may include facsimile or other electronic transmission), of (i) the interest rate or, in the case of a floating interest rate, the initial interest rate, the Spread (if any) and Spread Multiplier (if any) and the Initial Interest Reset Date applicable to such Note and all other Notes for which such Remarketing Agent is responsible hereunder, subject to remarketing for the next Interest Rate Period, (ii) the Interest Rate Adjustment Date, (iii) the Interest Payment Dates, for any Notes in the Commercial Paper Term Mode (if other than the Interest Rate Adjustment Date) the Long Term Rate Mode or the SPURS Mode, (iv) the optional redemption terms, if any, and early remarketing terms, if any, in the case of a remarketing into a Long Term Rate Period, (v) the aggregate principal amount of all tendered Notes for which such Remarketing Agent is responsible hereunder on such date, and (vi) the aggregate principal amount of tendered Notes that such Remarketing Agent and the applicable Standby Remarketing Agent or Agents were able to remarket, at a price equal to 100% of the principal amount thereof plus accrued interest, if any. The Trustee has agreed in the Indenture to transmit such information to DTC immediately after receiving such notice, and, in any case, not later than 1:30 p.m. New York City time.


         (f) By telephone at approximately 1:00 p.m., New York City time, on such Interest Rate Adjustment Date, the applicable Remarketing Agent will advise each purchaser of Notes remarketed on such date (or the DTC Participant of each such purchaser who it is expected in turn will advise such purchaser) of the principal amount of Notes that such purchaser is to purchase.

         (g) The applicable Remarketing Agent will make, or cause the Trustee to make, payment to the DTC Participant of each tendering Beneficial Owner of Notes subject to a remarketing, by book entry through DTC by the close of business on the Interest Rate Adjustment Date against delivery through DTC of such Beneficial Owner's tendered Notes, of the purchase price for such tendered Notes that have been sold in the remarketing. If any such Notes were subject to purchase as provided in clause (h) of this Section 4, subject to receipt of funds from the Company or the Liquidity Provider, as the case may be, the Trustee has agreed to make such payment of the purchase price of such Notes plus accrued interest, if any, to such date.

         (h) By 12:00 o'clock noon, New York City time, on any Interest Rate Adjustment Date, the applicable Remarketing Agent shall notify the Liquidity Provider (as hereinafter defined), if any, the Company and the Trustee, by telephone or facsimile, confirmed in writing, of the principal amount of Notes that such Remarketing Agent and the applicable Standby Remarketing Agent or Agents were unable to remarket at a price equal to 100% of the principal amount thereof plus accrued interest, if any, on such date. In the event that the Company has entered into a Standby Note Purchase Agreement (as hereinafter defined) which is in effect on such date, such notice will constitute a demand for the benefit of the Company to the Liquidity Provider to purchase such unremarketed Notes at a price equal to the outstanding

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principal amount thereof pursuant to the terms of such Standby Note Purchase
Agreement. If a Standby Note Purchase Agreement is not in effect on such date, or if the Liquidity Provider fails to advance funds pursuant thereto for whatever reason, the Company will be obligated under the terms of the Indenture to purchase such unremarketed Notes. The Liquidity Provider or the Company, as the case may be, will deposit same-day funds with the Trustee by 3:00 p.m., New York City time, on such Interest Rate Adjustment Date, in an amount equal to the principal amount of such unremarketed Notes. In each such case, the Company will deposit same-day funds in the account of the Trustee (or such other account meeting the requirements of DTC's procedures as in effect from time to time) by 3:00 p.m., New York City time, on such date in an amount equal to the accrued and unpaid interest, if any, on such unremarketed Notes to such date. Notwithstanding any other provision of this Remarketing Agreement to the contrary, no Remarketing Agent shall utilize any funds advanced by a Liquidity Provider for the purchase of unremarketed Notes for which the Company shall not have deposited accrued and unpaid interest in accordance with the preceding sentence. As used herein, the term "Liquidity Provider" means any bank or banks or other credit provider whose obligations such as those under the Standby Note Purchase Agreement are exempt from registration under the 1933 Act, with long term senior debt ratings from Standard & Poor's Ratings Services and Moody's Investors Service, Inc. at least equal to those of the Company as of the date of the Standby Note Purchase Agreement, and a minimum combined capital and surplus of at least $50,000,000, that has entered into a Standby Note Purchase Agreement with the Company for the purpose of purchasing unremarketed Notes on any Interest Rate Adjustment Date, provided that, for purposes of any notices to be given hereunder, the term "Liquidity Provider" means the Administrative Agent (as defined in the Standby Note Purchase Agreement), if any, and the term "Standby Note Purchase Agreement" means the agreement which the Company may, at its option, enter into from time to time with a Liquidity Provider for the purpose of purchasing such unremarketed Notes.

         (i) Upon satisfaction of all conditions precedent in the Standby Note Purchase Agreement, Notes purchased by the Liquidity Provider or the Company as contemplated under clause (h) of this Section 4 shall, subject to compliance with applicable securities laws, be subject to remarketing on each Interest Rate Adjustment Date therefor, but the Remarketing Agents shall be under no duty to remarket such Notes after the expiration of the Standby Note Purchase Agreement. The applicable Remarketing Agent will promptly notify the Liquidity Provider upon a successful remarketing of Notes at a price equal to 100% of the principal amount thereof plus accrued interest, if any, purchased by the Liquidity Provider.

         (j) The applicable Remarketing Agent shall supply to any Beneficial Owner upon request information regarding the interest rate, Spread (if any), Spread Multiplier (if any), Interest Rate Mode, Interest Rate Period and next Interest Rate Adjustment Date applicable to such Beneficial Owner's Notes.

         (k) The Remarketing Agents may, in accordance with the Indenture, modify the settlement and remarketing procedures set forth in the Indenture in order to facilitate the settlement and remarketing process.

         Section 5. Fees and Expenses. For its services in performing its duties set forth under Section 4(a) hereof and in determining the interest rate and remarketing Notes, each Remarketing Agent will receive from the Company a fee which, except as described below, shall

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be payable quarterly in arrears on                     ,                ,
                    , and               , commencing on
                         and shall be equal to .  % per annum of the
principal amount of Notes for which such Remarketing Agent is responsible hereunder outstanding at the beginning of such quarterly payment period (or, in
the case of the quarter ending                                 ,      % per
annum of the principal amount of such Notes pro rated from
                                 ), so long as the interest rate on the Notes
shall be in the Commercial Paper Term Mode or the Daily or Weekly Interest Rate Mode; provided that, if all of such Notes shall have been redeemed during any such quarterly period, such fee shall be payable on the redemption date. In the event that any Interest Rate Period is to be a Long Term Rate Period or in the SPURS Mode for any Notes, the Company shall pay to the applicable Remarketing Agent a fee for such Notes to be determined by mutual agreement of the Company and such Remarketing Agent. A Remarketing Agent may pay to selected broker-dealers a portion of any fees described above, reflecting Notes sold through such broker-dealers to purchasers in remarketings and shall pay to the applicable Standby Remarketing Agent or Agents a portion of the fees described above, reflecting Notes remarketed by such Standby Remarketing Agent or Agents,
equal to .       % per annum of the principal amount of such Notes pro rated for the period commencing on the date of such remarketing and ending on the next succeeding Interest Rate Adjustment Date for such Notes (in the case of Notes in the Commercial Paper Term Mode, and otherwise in accordance with the rate paid by the Company to the Remarketing Agent). In addition to its obligations under
Section 10 hereof, the Company shall, from time to time upon the request of a Remarketing Agent, pay the reasonable fees and expenses of counsel incurred by such Remarketing Agent in connection with the performance of its duties hereunder. The obligations of the Company to make the payments required by this
Section 5 shall survive the termination of this Agreement and remain in full force and effect until all such payments shall have been made in full.

         Section 6. Resignation and Removal of the Remarketing Agents. (a) A Remarketing Agent may resign and be discharged from its duties and obligations hereunder at any time, such resignation to be effective 30 days after delivery of notice to the Company, the Trustee and the other Remarketing Agents of such resignation; provided, however, that if (i) such resigning Remarketing Agent shall then be the sole Remarketing Agent or (ii) the other Remarketing Agents elect to resign or are removed within one week of delivery of such notice, then no such resignation shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company in which it shall have agreed to conduct remarketings in accordance with the terms and conditions of the Indenture. In such case, the Company will use its best efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable. It shall be the sole obligation of the Company to appoint a successor Remarketing Agent.

         (b) The Company may in its absolute discretion remove a Remarketing Agent by giving at least 30 days' prior notice to such Remarketing Agent, the Trustee and the other Remarketing Agents; provided, however, that if (i) such removed Remarketing Agent shall then be the sole Remarketing Agent or (ii) the other Remarketing Agents elect to resign or is removed within one week of delivery of such notice, then no such removal shall become effective until the Company shall have appointed a nationally recognized broker-dealer as successor Remarketing

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Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company in which it shall have agreed to conduct remarketings in accordance with the terms and conditions of the Indenture. In such case, the Company will use its best efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable.

         (c) If, as a result of a resignation or removal or any other reason, there shall be only one Remarketing Agent, such Remarketing Agent shall conduct the remarketings alone and all references herein to Remarketing Agents shall be deemed to refer to such Remarketing Agent alone.

         Section 7. Dealing in the Notes; Redemption of Remarketing Agents' Notes. (a) Each Remarketing Agent, when acting as a Remarketing Agent, a Standby Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Notes. Notwithstanding the foregoing, no Remarketing Agent or Standby Remarketing Agent is obligated to purchase any Notes that would otherwise remain unsold in a remarketing. If a Remarketing Agent or Standby Remarketing Agent holds any Notes immediately prior to a remarketing of such Notes and if all other Notes tendered for sale by Beneficial Owners other than such Remarketing Agent or Standby Remarketing Agent have been sold in such remarketing, then such Remarketing Agent may sell such number of its Notes or those of the Standby Remarketing Agent in such remarketing as there are outstanding orders to purchase that have not been filled by Notes tendered for sale by Beneficial Owners other than the Remarketing Agent and the Standby Remarketing Agent. Each Remarketing Agent, as Holder of the Notes, may exercise any vote or join as a Holder in any action which any Holder of Notes may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. Each Remarketing Agent, in its capacity either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

         (b) The Company may purchase Notes in a remarketing, provided that the interest rate established with respect to Notes in such remarketing is not different from the interest rate that would have been established if the Company had not purchased such Notes.

         Section 8. Information. (a) The Company agrees to furnish to each of the Remarketing Agents: (i) copies of each report or other document mailed or filed by the Company with the Commission including the Registration Statement and the Prospectus relating to the Notes (including in each case any documents incorporated therein by reference), (ii) notice of the occurrence of any of the events set forth in clause (c) of Section 9 hereof, and (iii) in connection with each remarketing of Notes, such other information as each of such Remarketing Agents may reasonably request from time to time, in such form as the Remarketing Agents may reasonably request, including but not limited to the financial condition of the Company or any material subsidiary thereof. The Company agrees to provide each of the Remarketing Agents with as many copies of the foregoing materials and information as the Remarketing Agents may reasonably request for use in connection with each remarketing of Notes and consents to the use thereof for such purpose.

         (b) If, at any time during the term of this Agreement, any event or condition known to the Company relating to or affecting the Company, any subsidiary thereof or the Notes or the Pledged Bond shall occur which might affect the accuracy or completeness of any statement of a material fact contained in any of the reports, documents, materials or information referred to in subparagraph (i) of paragraph (a) above or any document incorporated therein by reference (collectively, the "Remarketing Materials"), the Company shall promptly notify each of the Remarketing Agents in writing of the circumstances and details of such event or condition.

         Section 9. Conditions to Remarketing Agents' Obligations. The obligations of each of the Remarketing Agents under this Agreement have been undertaken in reliance on, and shall be subject to, (a) the due performance in all material respects by the Company of its obligations and agreements as set forth in this Agreement and the accuracy of the representations and warranties in this Agreement, (b) the due performance in all material respects by the Company of its obligations and agreements set forth in, and the accuracy in all material respects as of the dates specified therein of the representations and warranties contained in, the Distribution Agreement and the Standby Note Purchase Agreement, if any, and (c) the further condition that none of the following events shall have occurred:

         (i) the rating of the Notes shall have been downgraded or put on CreditWatch or Watch List with negative implications or withdrawn by a national rating service after the date hereof, the effect of which, in the opinion of the applicable Remarketing Agent, is to affect materially and adversely the market price of the Notes or the Remarketing Agent's ability to remarket the Notes;

         (ii) all of the Notes for which such Remarketing Agent is responsible hereunder shall have been called for redemption or purchased pursuant to a Special Mandatory Purchase or converted to a Fixed Interest Rate Mode;

         (iii) without the prior written consent of the applicable Remarketing Agent, the Indenture, the Mortgage, the Pledged Bond or the Standby Note Purchase Agreement shall have been amended in any manner, or otherwise contain any provision contained therein as of the date hereof, that in either case in the reasonable opinion of such Remarketing Agent materially changes the nature of the Notes or the remarketing procedures (a "Material Change") (it being understood that notwithstanding the provisions of this clause (iii) the Company shall not be prohibited from amending such documents);

         (iv) a suspension or material limitation in trading in securities generally on either the American Stock Exchange or the New York Stock Exchange or the suspension of trading of the Company's securities on any exchange shall have occurred or a banking moratorium shall have been declared by federal, New York or Michigan authorities;

         (v) any outbreak or escalation of major hostilities, any declaration of war by Congress or any other substantial calamity or emergency shall have occurred; or

         (vi) a material adverse change or any development involving a prospective material adverse change in the financial condition or otherwise of the Company shall have occurred.

In the event of the failure of any of such conditions, the applicable Remarketing Agent may terminate its obligations under this Agreement as provided in Section 12(b).

         Section 10. Indemnification. (a) The Company agrees to indemnify and hold harmless each Remarketing Agent and its respective officers, directors and employees (collectively the "Indemnified Persons" and individually an "Indemnified Person") from and against any losses, claims, damages, liabilities and expenses, as incurred, to which any Indemnified Person may become subject insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of, or are based upon, (i) the failure to satisfy the prospectus delivery requirements of the 1933 Act because the Company failed to notify such Remarketing Agent of such delivery requirement or failed to provide such Remarketing Agent with an updated Prospectus for delivery, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any of the Remarketing Materials (including any incorporated documents), or (iii) the omission or alleged omission to state a material fact required to be stated in the Remarketing Materials or any revision thereof or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or (iv) any violation by the Company of, or any failure by the Company to perform any of its obligations under, this Agreement, or (v) the duties such Remarketing Agent performs hereunder except due to its gross negligence or willful misconduct. The Company agrees promptly to reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in investigating, defending or preparing to defend any such action or claim (including reasonable costs of counsel); provided, however, that the foregoing indemnity shall not inure to the benefit of a Remarketing Agent, or an officer or director of such Remarketing Agent, if such losses, claims, damages, liabilities and expenses arose from the use by such Remarketing Agent, or any officer or director of such Remarketing Agent, of written information it provides to the Company expressly for use in the Remarketing Materials. The indemnity agreement in this paragraph shall be in addition to any liability or obligation which the Company may otherwise have to any Indemnified Person and shall extend upon the same terms and conditions to each person, if any, who controls any Indemnified Person within the meaning of the 1934 Act.

         (b) Each Remarketing Agent severally agrees to indemnify and hold harmless the Company, its directors and each of its officers who signed the Registration Statement, against any and all losses, claims, damages, liabilities and expenses, as incurred, but only with respect to untrue statements or omissions made in the Remarketing Materials in reliance upon and in conformity with information furnished to the Company in writing by such Remarketing Agent expressly for use in such Remarketing Materials. The indemnity agreement in this paragraph shall extend upon the same terms and conditions to each person, if any, who controls the Company within the meaning of the 1934 Act.

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. No settlement or compromise of any such action shall be made without the consent of the indemnifying party, which consent shall not be unreasonably withheld. An indemnifying or indemnified party may participate at its own expense in the defense of such action. In no event shall an indemnifying party be liable for fees and expenses of more than one counsel (the selection of which the indemnifying party shall not reasonably object to) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Remarketing Agents or any controlling person referenced in paragraph (a) of this Section 10 shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the Remarketing Agents or such controlling person unless (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed to assume the defense and employ counsel or
(iii) the named parties to any such action (including any impleaded parties) include both the Remarketing Agent or Agents, as the case may be, or such controlling person and the Company and the Remarketing Agent or Agents, as the case may be, or such controlling person shall have been advised by counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate (whether or not such representation by the same counsel has been proposed) under applicable standards of professional conduct due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action on behalf of the Remarketing Agents or such controlling person, it being understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for the Remarketing Agents or such controlling person, which firm shall be designated in writing by the Remarketing Agents and reasonably satisfactory to the Company, unless a Remarketing Agent shall have been advised by counsel that representation of such Remarketing Agent by the same counsel as the other Remarketing Agent would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, in which case the Company shall be liable for the reasonable fees and expenses of a firm of attorneys for each Remarketing Agent).

         (d)  The indemnity agreements contained in paragraphs (a), (b) and
(c) of this Section 10 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agents, and shall survive the termination or cancellation of this Agreement and the remarketing of any Notes hereunder.

         Section 11. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 10 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and each Remarketing Agent in each remarketing of any Notes sold by, through or to such Remarketing Agent shall contribute to the aggregate losses, claims, damages, liabilities and expenses, as incurred, of the nature contemplated by said indemnity agreement incurred by the Company and such Remarketing Agent in respect of such remarketing (i) in such proportions as will reflect the relative benefits from the remarketing of such Notes received by the Company on the one hand and by such Remarketing Agent on the other hand, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and such Remarketing Agent on the other hand; provided that the relative benefits from such remarketing shall be deemed to be such that the Remarketing Agent shall be responsible for that portion of the aggregate losses, claims, damages, liabilities and expenses represented by the percentage that the commissions and fees paid to such Remarketing Agent in connection with such remarketing bears to the aggregate principal amount of such Notes outstanding at the time of such remarketing and the Company shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls a Remarketing Agent within the meaning of the 1934 Act shall have the same rights to contribution as such Remarketing Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the 1934 Act shall have the same rights to contribution as the Company. The relative fault of the Company on the one hand and the relevant Remarketing Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Remarketing Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         Section 12. Termination of Remarketing Agreement. (a) This Agreement shall terminate as to each Remarketing Agent on the effective date of the resignation or removal of such Remarketing Agent pursuant to Section 6 hereof.

         (b) In addition, either Remarketing Agent may terminate all of its obligations under this Agreement by notifying the Securities Depository and the other Remarketing Agent of its election to do so, if any of the conditions referred to or set forth in Section 9 hereof have not been met or satisfied in full and such failure shall have continued for a period of 30 days after such Remarketing Agent has given notice thereof to the Company and the other Remarketing Agent specifying the condition which has not been met and requiring it to be met; provided, however, that termination of this Agreement by a Remarketing Agent after giving the required notices shall be immediate in the event of the occurrence and continuation of any event set forth in Section 9(c) hereof, or in the event such Remarketing Agent determines, in its sole discretion, after consultation with the Company, that it shall not have received all of the information, whether or not specifically referenced herein, necessary to fulfill its obligations under this Agreement.

         Section 13. Remarketing Agents' Performance; Duty of Care. The duties and obligations of each of the Remarketing Agents shall be determined solely by the express provisions of this Remarketing Agreement and the Indenture. No Remarketing Agent shall be responsible for the acts or omissions of the other Remarketing Agents pursuant to this Agreement. No implied covenants or obligations of or against the Remarketing Agents shall be read into this Remarketing Agreement or the Indenture. In the absence of bad faith on the part of a Remarketing Agent, such Remarketing Agent may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Remarketing Agreement or the Indenture, as to the truth of the statements expressed in any of such documents. Each Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. Each Remarketing Agent shall incur no liability to the Company or to any Beneficial Owner or Holder of Notes in its individual capacity or as Remarketing Agent for any action or failure to act in connection with a remarketing or otherwise, except as a result of gross negligence or willful misconduct on its part.

         Section 14. GOVERNING LAW. THIS REMARKETING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

         Section 15. Term of Agreement. Unless otherwise terminated in accordance with the provisions hereof, this Agreement shall remain in full force and effect from the date hereof until the first day thereafter on which no Notes are outstanding. Regardless of any termination of this Agreement pursuant to any of the provisions hereof, or any person entitled to contribution to the extent provided in Section 11 hereof, the obligations of the Company pursuant to Sections 5, 10 and 11 hereof shall remain operative and in full force and effect until fully satisfied.

         Section 16. Successors and Assigns. The rights and obligations of the Company hereunder may not be assigned or delegated to any other person without the prior written consent of each of the Remarketing Agents. The rights and obligations of the Remarketing Agents hereunder may not be assigned or delegated to any other person without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and each of the Remarketing Agents and their respective successors and assigns, and will not confer any benefit upon any other person, partnership, association or corporation other than persons, if any, controlling any Remarketing Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, or any Indemnified Person to the extent provided in Section 10 hereof, or any person entitled to contribution to the extent provided in Section 11 hereof. The terms "successors" and "assigns" shall not include any purchaser of any Notes merely because of such purchase.

         Section 17. Headings. Section headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

         Section 18. Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provision of any constitution, statute, rule or public policy or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

         Section 19. Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

         Section 20. Remarketing Agents Not Acting as Underwriters. It is understood and agreed by the parties hereto that each Remarketing Agent's only obligations hereunder are as set forth in Sections 4, 6, 7, 10, 11 and 20 of this Agreement. When engaged in remarketing any tendered Notes, each of the Remarketing Agents shall act only as agent for and on behalf of each Beneficial Owner of such Notes so tendered. None of the Remarketing Agents shall act as underwriters for the tendered Notes or shall in any way be obligated to advance its own funds to purchase any tendered Notes (except if in their respective individual capacities as purchaser of those Notes any of them shall elect, in accordance with Section 7 hereof, to purchase, in their sole discretion) or to otherwise expend or risk its own funds or incur or become exposed to financial liability in the performance of its duties hereunder.

         Section 21. Amendments. This Agreement may be amended by any instrument in writing signed by all of the parties hereto so long as this Agreement as amended is not inconsistent with the Indenture in effect as of the date of any such amendment.

         Section 22. Notices. Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing and shall be deemed to have been validly given or made when delivered or mailed, registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

         (a)     to the Company:
                 The Detroit Edison Company
                 2000 Second Avenue
                 821 W.C.B.
                 Detroit, Michigan  48226
                 Attention: Assistant Treasurer


         (b)     to :







         (c)     to :






         (d)     to :

or to such other address as the Company or the Remarketing Agents shall specify in writing.

         IN WITNESS WHEREOF, each of the Company and each of the Remarketing Agents has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

                           THE DETROIT EDISON COMPANY


                           By
                             ---------------------------------------------------
                              Name:
                              Title:

                           [                      ]


                           By
                             ---------------------------------------------------
                              Authorized Signatory

                           [                      ]


                           By
                             ---------------------------------------------------
                              Authorized Signatory

                           [                      ]


                            By
                             ---------------------------------------------------
                              Authorized Signatory